UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2004

WILSHIRE FINANCIAL SERVICES GROUP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050
Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events

     On May 27, 2004, Wilshire Financial Services Group Inc. (“WFSG” or the “Company”) increased the number of board members to ten (10) with the election of William D. King, Chairman of the Board of First Bank of Beverly Hills (“FBBH”), Joseph W. Kiley III, President and Chief Executive Officer and Director of FBBH, and John J. Lannan, Director of FBBH.

     The Company also accepted the resignation of the current WFSG Chief Executive Officer, Stephen P. Glennon, effective May 27, 2004. As previously announced, Joseph W. Kiley III will succeed Mr. Glennon as the Company’s new CEO effective immediately. Mr. Kiley also will remain the Chief Financial Officer of WFSG.

     In addition, the Company announced that it would hold its annual meeting at 10:00 a.m. on Thursday, July 22, 2004 at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067. Stockholders of record on the books of the Company as of the close of business on June 18, 2004 will be entitled to notice of and to vote at the meeting.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated June 2, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2004	WILSHIRE FINANCIAL SERVICES GROUP INC.

Registrant

/s/ Joseph W. Kiley III

Joseph W. Kiley III CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description
99.1	Press release dated June 2, 2004